EXHIBIT 99

FORMAL NOTICE OF BLACKOUT PERIOD UNDER THE AXYS
PHARMACEUTICALS 401(k) PLAN

TO:	All Executive Officers and Directors of Applera Corporation
FROM:	Applera Corporation
DATE:	June 8, 2004
SUBJECT:	Blackout Period

This notice is being delivered to you under Rule 104 of Regulation BTR promulgated by the Securities and Exchange Commission pursuant Section 306(a)(6) of the Sarbanes-Oxley Act of 2002. The purpose of this notice is to inform you of an impending “blackout period,” during which you will be generally prohibited from effecting any direct or indirect transactions in Applera Corporation equity securities, including both Applera Corporation – Applied Biosystems Group Common Stock (“Applied Biosystems stock”) and Applera Corporation – Celera Genomics Group Common Stock (“Celera Genomics stock”).

Reasons For the Blackout Period

The Axys Pharmaceuticals 401(k) Plan (the “Axys Plan”) will be merging into the Employee 401(k) Savings Plan of Applera Corporation (the “Applera Plan”). In connection with the merger of the Axys Plan into the Applera Plan, all investment, trustee, and recordkeeping services for the Axys Plan will be transferred from Ceridian Retirement Plan Services, the current Axys Plan administrator, to Fidelity Investments, the Applera Plan administrator.

The merger of the plans and the transfer of administrative responsibility from Ceridian to Fidelity will require the transfer of Axys Plan assets and all of the data relating to those assets and participant accounts. When these transfers take place, we must ensure that there are no outstanding transactions in any Axys Plan accounts. Accordingly, activity in Axys Plan accounts must be restricted for a limited period of time. The period during which account activity will be restricted is called a “blackout period.”

Some or all participants in the Axys Plan hold Celera Genomics stock in their 401(k) accounts. Accordingly, the blackout period described above will restrict the ability of participants and beneficiaries to effect transactions in their Celera Genomics stock. As a result, the blackout period will subject Applera Corporation and its directors and executive officers to Regulation BTR. The restrictions under Regulation BTR, as they relate to you, are described below.

Length of the Blackout Period

The blackout period for the Plan is expected to:

•	commence during the calendar week beginning June 27, 2004, and ending July 3, 2004; and

•	end during the calendar week beginning August 8, 2004, and ending August14, 2004.

The expected dates for the blackout period are based on information provided by Ceridian and Fidelity as to the administrative requirements of the merger of the plans and transfer of account information and assets. The actual dates will depend on whether there are any difficulties in transferring data or assets from Ceridian to Fidelity. At any time, you or any other interested party may obtain, without charge, information as to whether the blackout period has begun or ended, by contacting the Secretary of Applera Corporation at the address indicated below under “Whom to Contact.”

Plan Transactions Affected During Blackout Period

During the blackout period, Axys Plan participants and beneficiaries will be unable to:

•	obtain a distribution or withdrawal (including hardships) from the Axys Plan

•	process Axys Plan account separations resulting from a QDRO (Qualified Domestic Relations Order)

•	obtain a loan from the Axys Plan

•	process an Axys Plan funds reallocation or exchange assets between Axyx Plan investment options

Restrictions on Officers and Executive Directors During Blackout Period

During the blackout period, the executive officers and directors of Applera Corporation will be subject to the trading restrictions imposed under Regulation BTR. Subject to limited exceptions, these restrictions generally prohibit the direct or indirect purchase, sale, or other acquisition or transfer of any Applera Corporation equity securities, including Applied Biosystems stock and Celera Genomics stock. Please note, however, that if you made any elections to effect transactions through Morgan Stanley pursuant to our Insider Diversification Program (our 10b5-1 trading program), the restrictions in Regulation BTR will not affect these transactions provided that you were not aware of the blackout period when you made those elections. If you would like more information on the restrictions contained in Regulation BTR, you may contact the Secretary of Applera Corporation at the address indicated below under “Whom to Contact.”

Whom To Contact

If you have any questions concerning this Notice please contact:

Thomas P. Livingston, Secretary
Applera Corporation
301 Merritt 7
Norwalk, CT 06851-1070
Phone Number: (203) 840-2910
Fax Number: (203) 840-2922